SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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LSB Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 28, 2006

Dear LSB Corporation Stockholders:

You are cordially invited to attend LSB Corporation’s (the “Company”) Annual Meeting of Stockholders to be held at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, on Tuesday, May 2, 2006 at 10:00 a.m.

Accompanying this letter are the official Notice of Annual Meeting, proxy statement and proxy card. The matters listed in the Notice of Annual Meeting are described in detail in the proxy statement. At this year’s Annual Meeting, we are asking stockholders to (a) elect three Class A Directors, each to a three-year term, (b) elect one Class C Director for a two-year term, (c) approve the LSB Corporation 2006 Stock Option and Incentive Plan, and (d) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2006.

Every stockholder’s vote is important to us. Whether or not you expect to attend the meeting in person, we urge you to submit your proxy as soon as possible. You may submit your proxy by completing the enclosed proxy card and mailing it to the Company in the envelope provided. For stockholders mailing from within the United States, the postage is prepaid. Please complete and submit your proxy even if you plan to attend the meeting in person.

We look forward to seeing those of you who are able to attend the meeting in person.

Sincerely,

Gerald T. Mulligan
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1
PROPOSAL 2
INFORMATION REGARDING DIRECTORS
PRINCIPAL OCCUPATION OF NOMINEES AND CONTINUING DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 3
PROPOSAL 4
STOCKHOLDER PROPOSALS AT 2007 ANNUAL MEETING
CODE OF PROFESSIONAL CONDUCT
OTHER MATTERS

LSB CORPORATION
30 Massachusetts Avenue
North Andover, Massachusetts 01845
(978) 725-7500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 2, 2006

Dear Stockholder of LSB Corporation:

Notice is hereby given that the annual meeting of stockholders (the “Annual Meeting”) of LSB Corporation (the “Company”) will be held at 10:00 a.m. local time on Tuesday, May 2, 2006 at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, for the following purposes:

1. To elect three Class A Directors for a three-year term.

2. To elect one Class C Director for a two-year term.

3. To approve the Company’s 2006 Stock Option and Incentive Plan.

4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2006.

5. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Pursuant to the By-Laws, the Board of Directors has fixed the close of business on March 3, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

The above matters are described in detail in the accompanying Proxy Statement.

By Order of the Board of Directors,

Barbara A. Biondo
Secretary

March 28, 2006

PURSUANT TO RULES OF THE FEDERAL DEPOSIT INSURANCE CORPORATION (12 C.F.R. PART 350) AND THE REQUIREMENT THAT LAWRENCE SAVINGS BANK MAKE AVAILABLE ITS ANNUAL DISCLOSURE STATEMENT, ANY PERSON, UPON REQUEST, IS ENTITLED TO RECEIVE A COPY OF THE 2005 ANNUAL REPORT OF THE COMPANY ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (the “SEC”). TO RECEIVE A COPY OF THIS REPORT WITHOUT CHARGE, PLEASE WRITE TO: BARBARA A. BIONDO, SECRETARY, LSB CORPORATION, 30 MASSACHUSETTS AVENUE, NORTH ANDOVER, MASSACHUSETTS 01845.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

LSB CORPORATION
30 Massachusetts Avenue
North Andover, Massachusetts 01845
(978) 725-7500

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 2, 2006

This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of LSB Corporation (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts at 10:00 a.m. on Tuesday, May 2, 2006 and any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, stockholders of the Company will be asked to consider and vote upon the following matters:

1. To elect three Class A Directors, each for a three-year term to continue until the Company’s annual meeting of stockholders in the year 2009 and until their successors are duly elected and qualified.

2. To elect one Class C Director for a two-year term to continue until the Company’s annual meeting of stockholders in the year 2008, and until his successor is duly elected and qualified.

3. To approve the Company’s 2006 Stock Option and Incentive Plan.

4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year.

5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

This Proxy Statement and the accompanying proxy are first being mailed to stockholders of the Company on or about March 31, 2006 in connection with the solicitation of proxies by the Company for the Annual Meeting.

The Company

The Company is a one-bank holding company principally conducting business through Lawrence Savings Bank (the “Bank”). On July 1, 2001, the Company and the Bank completed a reorganization (the “Reorganization”) in which the Bank became a wholly-owned subsidiary of the Company, the Company adopted the Shareholder Rights and Stock Option Plans of the Bank, and each issued and outstanding share of common stock of the Bank (and accompanying preferred stock purchase rights under the Shareholder Rights Plan) was converted into and exchanged for one share of common stock, par value $.10 per share, of the Company and accompanying preferred stock purchase rights under the Shareholder Rights Plan (the “Common Stock”).

For purposes of this Proxy Statement, unless the context otherwise requires, any reference to the Company shall be deemed to be a reference to the Company and the Bank.

Record Date; Voting

The Board of Directors has fixed the close of business on March 3, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof (the “Record Date”). Holders of Common Stock at the Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. At the Record Date, the Company had Common Stock of 4,744,917 shares issued, of which 4,525,617 shares were outstanding and entitled to vote. Each such outstanding share is entitled to one vote at the Annual Meeting.

Quorum and Stockholder Vote Required

The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of Common Stock present or represented by proxy and voting is required to elect each of the three (3) nominees for Class A Directors for a three-year term, and the election of one Class C Director for a two-year term. Approval of the Company’s 2006 Stock Option and Incentive Plan requires the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and voting on the 2006 Stock Option and Incentive Plan at the Annual Meeting. The approval of the holders of a majority of Common Stock present or represented by proxy and voting is required to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2006.

Abstentions and “broker non-votes” will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A “broker non-vote” is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast for a proposal.

Proxies

Stockholders of the Company are requested to complete, date, sign, and promptly return the accompanying proxy in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted FOR the election of the three (3) nominees for Class A Directors listed in the Proxy Statement, FOR the election of the one nominee for Class C Director listed in the Proxy Statement, FOR approval of the Company’s 2006 Stock Option and Incentive Plan, and FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2006.

Although it is anticipated that all the nominees for Director will be available to serve as Directors if elected, should any one or more of them be unable to serve, proxies may be voted for the election of a substitute nominee or nominees. It is not anticipated that any matters other than the election of three Class A Directors, the election of one Class C Director, the approval of the Company’s 2006 Stock Option and Incentive Plan, and the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year 2006 will be presented at the Annual Meeting. If other matters are properly presented at the Annual Meeting, proxies will be voted in accordance with the discretion of the proxy holders.

Any properly completed proxy may be revoked at any time before it is voted by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

The cost of soliciting proxies will be borne by the Company. Morrow & Co. has been retained to assist in the solicitation process and will be compensated in the estimated amount of $4,000.00. After the initial mailing of this Proxy Statement, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile without additional compensation. The Company intends to request banks, brokers and other institutions, nominees and fiduciaries who hold Common Stock for beneficial owners to forward the proxy materials to the beneficial owners and to obtain authorizations for the execution of proxies, and will reimburse such institutions and persons for their reasonable expenses.

The Company’s Annual Report on Form 10K to Stockholders, including financial statements for the fiscal year ended December 31, 2005, is being mailed to stockholders of record of the Company concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy soliciting material. ADDITIONAL COPIES OF THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SEC (WITHOUT EXHIBITS), ARE AVAILABLE UPON WRITTEN REQUEST, WITHOUT CHARGE, FROM THE COMPANY. SUCH REQUESTS SHOULD BE DIRECTED TO: BARBARA A. BIONDO, SECRETARY, LSB CORPORATION, 30 MASSACHUSETTS AVENUE, NORTH ANDOVER, MASSACHUSETTS 01845, ATTENTION: INVESTOR RELATIONS.

PROPOSAL 1

ELECTION OF THREE CLASS A DIRECTORS

The Board of Directors of the Company currently comprises nine members divided into three classes, Classes A, B and C. Class A consists of three members and Class B consists of two members and one vacancy while Class C consists of four members. The Directors in each class serve a term of three years, with the terms of the various classes expiring in different years and when the Directors’ successors are duly elected and qualified. At the Annual Meeting, three Class A Directors will be elected to serve until the Annual Meeting of Stockholders of the Company in the year 2009 and their successors are duly elected and qualified. The Board of Directors has nominated Thomas J. Burke, Marsha A. McDonough and Kathleen Boshar Reynolds for election to the Board of Directors as Class A Directors (each, a “Class A Nominee,” collectively, the “the Class A Nominees”). Each of the Class A Nominees is currently serving as a Director of the Company. Unless authority to do so has been withheld or limited in a proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates FOR the election of the Class A Nominees to the Board of Directors as Class A Directors.

PROPOSAL 2

ELECTION OF ONE CLASS C DIRECTOR

At the Annual Meeting, one Class C Director will be elected to serve until the Annual Meeting of Stockholders of the Company in the year 2008 and his successor is duly elected and qualified. The Board of Directors has nominated Gerald T. Mulligan (“the Class C Nominee,” collectively with the Class A Nominees, “the Nominees”) for election to the Board of Directors as a Class C Director. Mr. Mulligan is currently serving as a Director, having been elected by the Board of Directors effective January 3, 2006 to fill until the Annual Meeting the vacancy in Class C of the Board of Directors created by the resignation of Mr. Paul A. Miller from the Board effective December 31, 2005. Unless authority to do so has been withheld or limited in a proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates FOR the election of the Class C Nominee to the Board of Directors as a Class C Director.

The Board of Directors anticipates that each of the Nominees will stand for election and serve, if elected, as a Director. However, if any person nominated by the Board of Directors fails to stand for election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

At the Annual Meeting, only three Class A Directors and one Class C Director will be elected. No Class B Directors will be elected. Stockholders may vote for no more than four nominees for Director at the Annual Meeting. The Board of Directors recommends a vote “FOR” each of the Nominees.

INFORMATION REGARDING DIRECTORS

The following table sets forth, for each of the three (3) Class A Nominees and the one Class C Nominee for election as Directors at the Annual Meeting, the Nominee’s name and, as of February 28, 2006, the Nominee’s age and the date from which the Nominee has served as a Director of the Company and, prior to the Reorganization, the Bank. Similar information is provided for continuing Class B and Class C Directors (other than the Class C Nominee, collectively, the “Continuing Directors”) whose terms do not expire until the annual meetings of the stockholders of the Company in 2007 and 2008, respectively, and until their successors are duly elected and qualified. Each Class A Nominee and Continuing Director has served as a Director of the Company since July 1, 2001, the effective date of the Reorganization (the “Effective Date”). Prior to the Effective Date, each Class A

Nominee and Continuing Director served as a Director of the Bank. The Class C Nominee was elected by the Board of Directors and has served as a Director of the Company and the Bank since January 3, 2006.

		Trustee or
		Director
Names of Nominees and Continuing Directors	Age	Since

Nominees for Class A Directors (Term expiring 2009)
Thomas J. Burke	65	1985
Marsha A. McDonough	62	1993
Kathleen Boshar Reynolds	50	1991
Nominee for Class C Director (Term expiring 2008)
Gerald T. Mulligan	60	2006
Continuing Directors Class C (Term expiring 2008)
Eugene A. Beliveau	75	1978
Byron R. Cleveland, Jr.	74	1968
Robert F. Hatem	70	1974
Continuing Directors Class B (Term expiring 2007)
Malcolm W. Brawn	66	1991
Richard Hart Harrington	69	1995

PRINCIPAL OCCUPATION OF NOMINEES AND CONTINUING DIRECTORS

Eugene A. Beliveau, practicing dentist in North Andover, Massachusetts.

Malcolm W. Brawn, Executive Vice President and Secretary of The Andover Companies, Andover, Massachusetts, a property and casualty insurance company.

Thomas J. Burke, Register of Deeds of Northern Essex County, Massachusetts and attorney.

Byron R. Cleveland, Jr., President of J.H. Horne & Sons, Lawrence, Massachusetts, a manufacturer of paper mill machinery.

Richard Hart Harrington, CPA, Chairman, Gordon, Harrington & Osborn, P.C., certified public accountants, North Andover, Massachusetts.

Robert F. Hatem, Business Consultant, Lowell, Massachusetts.

Marsha A. McDonough, Education Consultant, Falmouth, Massachusetts.

Gerald T. Mulligan, President and Chief Executive Officer of the Company and the Bank.

Kathleen Boshar Reynolds, Sales Manager, Prudential Howe & Doherty, Andover, Massachusetts, a real estate brokerage company.

Each of the Nominees and Continuing Directors has held such position(s) for five or more years with the exceptions of Gerald T. Mulligan, who has held his present position since January 2006, and was previously Lecturer at Babson College from 2002 to 2005 and President and CEO of Andover Bank, Andover, Massachusetts from 1991 to 2001; Robert F. Hatem, who has held his present position since October 2002, was previously Executive Assistant to the President, Northern Essex Community College, Lawrence/Haverhill, Massachusetts; Kathleen Boshar Reynolds, who has held her present position since October 2002, was previously Sales Manager,

DeWolfe Companies, North Andover, Massachusetts from July 2000 to October 2002; and Marsha A. McDonough, who has held her present position since December 2003, and was previously Regional Education Officer, U.S. Department of State, Washington, D.C. from August 2000 to November 2003.

The Board of Directors and its Committees

The following sets forth certain information concerning the Board of Directors of the Company. The Board of Directors of the Company held 8 meetings in the fiscal year ended December 31, 2005. Each Continuing Director and Class A Nominee attended at least 75% of the total number of meetings held by the Board and all committees of the Board on which such Director served during the period of such Director’s service in 2005. The Board of Directors of the Company has determined that each Continuing Director and Class A Nominee is “independent” as defined in the Nasdaq Stock Market, Inc. (the “NASD”) Independence Rules (the “NASD Independence Rules”). It is the policy of the Company that all Directors should attend each annual meeting of stockholders. All of the Continuing Directors and Class A Nominees attended the Company’s annual meeting of stockholders held on May 3, 2005.

The Company’s Board of Directors has not established a formal process for stockholders to send communications to the Board of Directors and individual Directors. The Board of Directors believes it is appropriate for the Company not to have such a formal process because the Company’s informal process for handling stockholder communications provides an adequate means for stockholders to communicate with the Directors. The names of all Directors are available to stockholders in this proxy statement. If the Company receives any stockholder communication intended for the full Board of Directors or any individual Director, the Company will forward the communication to the full Board of Directors or the individual Director addressee, unless the communication is clearly of a marketing nature or unduly hostile, threatening, illegal or inappropriate, in which case the Company has authority to discard the communication or take other appropriate action regarding the communication.

The Board of Directors of the Company has six standing committees: an Executive Committee, a Nominating Committee, a Stock Option Committee, a Compensation Committee, a Community Affairs Committee and an Audit Committee.

Executive Committee

The members of the Executive Committee are Messrs. Burke (Chairman), Beliveau, Brawn, and Mulligan (President & CEO) plus two additional Board members on a rotating basis. The rotating members of the Executive Committee are drawn from the five other Directors not listed in the preceding sentence. The Executive Committee is vested with authority of the Board on most matters between meetings of the Board. The Executive Committee held no meetings in 2005.

Nominating Committee

The members of the Nominating Committee are Messrs. Burke (Chairman), Beliveau and Brawn, all of whom are “independent” Directors as defined under the NASD Independence Rules. The Nominating Committee met once in 2005.

The Nominating Committee is primarily responsible for identifying, evaluating and recommending individuals for nomination or appointment to the Board of Directors of the Company. In January 2004, the Board of Directors of the Company approved a Nominating Committee Charter, which sets forth the responsibilities and duties of the Nominating Committee. The Charter is reviewed annually by the Nominating Committee. A copy of the Nominating Committee Charter was included as Appendix A in the Company’s Proxy Statement distributed in connection with the 2004 Annual Meeting of Stockholders and is available at the Company’s website, www.LawrenceSavings.com.

Pursuant to its Charter, the Nominating Committee’s process for identifying and evaluating nominees for election as Directors of the Company is as follows: (1) in the case of an incumbent Director whose term of office is set to expire, the Nominating Committee reviews such Director’s overall service to the Company during such term, including the Director’s attendance record at meetings of the Board of Directors of the Company and committees of the Board of Directors of the Company on which the Director may serve, the Director’s tenure as a member of the Board of Directors of the Company and the quality of the Director’s performance on the Board of Directors of the Company and (2) in the case of new Director candidates, the Nominating Committee first conducts an appropriate inquiry into the backgrounds and qualifications of possible candidates in relation to the identified needs of the Board of Directors. The Nominating Committee meets to discuss and consider such candidates’ qualifications, and then selects a candidate for recommendation to the Board of Directors. While the Nominating Committee presently makes decisions by consensus, in the event of disagreement, the Nominating Committee acts by majority vote. With respect to new Director candidates, the Nominating Committee may consider the following factors: a candidate’s reputation, integrity, independence (as defined under the NASD Independence Rules), knowledge, judgment, skills and prior experience (business, professional and otherwise), record of public or community service and connections with or contributions to the local community served by the Bank. Any candidate recommended by the Nominating Committee to the Board of Directors of the Company for nomination must also comply with all applicable eligibility requirements set forth in the Company’s By-Laws. The Nominating Committee has authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. During the period since the 2005 Annual Meeting of stockholders, no such consultants or search firms have been used and, accordingly, no fees have been paid to consultants or search firms.

A stockholder of the Company may nominate one or more individuals for election to the Board of Directors of the Company so long as (a) such stockholder submits a timely written notification to the Secretary of the Company in accordance with the informational requirements discussed below and the notice procedures described in this Proxy Statement under the heading “STOCKHOLDERS PROPOSALS AT 2007 ANNUAL MEETING” and (b) the candidate or candidates nominated satisfy the eligibility requirements relative to Director qualifications set forth in the Company’s By-Laws. The Nominating Committee will not evaluate the qualifications of such a nominee based on the selection criteria that the Nominating Committee applies to review individuals that it identifies as possible candidates for the Board of Directors of the Company. Rather, the Nominating Committee will review any nomination submitted by a stockholder of the Company solely for the purpose of confirming compliance with the various requirements discussed herein. If the Nominating Committee determines that a nomination made by a stockholder of the Company does not comply with the applicable standards in any material respect, then the Nominating Committee by majority vote may reject such stockholder nomination. If the Nominating Committee determines that a stockholder nominee complies with all applicable requirements, then such nominee will be identified in the Company’s proxy statement as a stockholder nominee for election as a Director at the Annual Meeting.

Any stockholder nomination must contain the following information: (1) the nominee’s name, age, business address, residence address, principal occupation or employment, the class and number of shares of the Company’s common stock the nominee beneficially owns and any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder; and (2) as to the stockholder proposing such nominee, that stockholder’s name and address, the class and number of shares of the Company’s common stock the stockholder beneficially owns (and similar stock information with respect to any other stockholder known by such stockholder to be supporting such nominee on the date of such stockholder notice), a description of all arrangements and understandings between the stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made, a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting of stockholders to nominate the person named in its notice and any other information relating to the stockholder that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder. The notice must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a Director if elected.

All Nominees approved by the Nominating Committee for inclusion on the Company’s proxy card for the 2006 Annual Meeting are executive officers or incumbent Directors standing for re-election. No stockholder nominations were received by the Nominating Committee in connection with the 2006 Annual Meeting.

Stock Option Committee

The members of the Stock Option Committee are Messrs. Burke (Chairman), Cleveland and Ms. McDonough. The Stock Option Committee administers the Company’s stock option plans. The Stock Option Committee held two meetings in 2005.

Community Affairs Committee

The members of the Community Affairs Committee are Messrs. Hatem (Chairman) and Mulligan. The Community Affairs Committee reviews and approves requests from non-profit organizations for contributions. The Community Affairs Committee held no meetings in 2005.

Compensation Committee

The members of the Compensation Committee are Messrs. Burke (Chairman), Harrington and Ms. Boshar Reynolds, all of whom have been determined by the Board of Directors to be “independent” as defined in the NASD Independence Rules. The duties of the Compensation Committee include reviewing and making recommendations to the Board of Directors with respect to the annual compensation and benefits of all the executive officers of the Company. The Compensation Committee met five times in 2005.

Audit Committee

The members of the Audit Committee are Messrs. Beliveau (Chairman), Cleveland, Hatem and Harrington, all of whom have been determined by the Board of Directors to be “independent” as defined in the NASD Independence Rules and Rule 10A-3 promulgated by the SEC under Section 10A(m)(3) of the Exchange Act. On March 23, 2004, the Audit Committee recommended and the Board of Directors approved a revised Audit Committee Charter, and a copy of which was included as Appendix B in the Company’s Proxy Statement distributed in connection with the 2004 Annual Meeting of Stockholders and is available at the Company’s website, www.LawrenceSavings.com. The Audit Committee is primarily responsible for overseeing the accounting and financial reporting processes of the Company, the audits of the financial statements of the Company and the appointment and oversight of the Company’s internal and independent registered public accounting firms. In addition, the Audit Committee must pre-approve any non-audit services provided to the Company by the Company’s independent registered public accounting firm. The charter of the Audit Committee is reviewed annually and updated as necessary by the Audit Committee and the Board of Directors. The Board of Directors has determined that Richard Hart Harrington is an “audit committee financial expert” as defined in Item 401 of Regulation S-K, as promulgated by the SEC under the Exchange Act. The Audit Committee held six meetings in 2005.

Audit Committee Report

The Audit Committee is organized and conducts its business pursuant to a Charter approved by the Board of Directors of the Company. As more specifically set forth in the Charter, the Audit Committee is primarily responsible for overseeing the accounting and financial reporting processes of the Company, the audits of the financial statements of the Company and the appointment and oversight of the Company’s internal auditor and independent registered public accounting firm (“outside auditor”). In fulfilling its responsibilities, the Audit Committee:

•	discussed and considered the independence of KPMG LLP, reviewing as necessary all relationships and services which might bear on KPMG LLP’s independence as outside auditor;

•	received written affirmation from KPMG LLP that it is, in fact, independent;

•	discussed the overall audit process, receiving and reviewing all reports from KPMG LLP;

•	involved KPMG LLP in the Audit Committee’s review of the Company’s financial statements and related reports with management;

•	provided to KPMG LLP access to the Audit Committee and the full Board of Directors to report on all appropriate matters; and

•	discussed with KPMG LLP all matters required under auditing standards generally accepted in the United States of America to be reviewed.

The Audit Committee met with selected members of management and KPMG LLP to review financial statements (including quarterly reports), discussing such matters as the quality of earnings; estimates, reserves and accruals; the suitability of accounting principles; financial reporting decisions requiring a high degree of judgment; and audit adjustments, whether or not recorded.

The Audit Committee, subject to stockholder ratification, appointed KPMG LLP as the Company’s independent registered public accounting firm for the period ended December 31, 2006.

In addition, the Committee considered the quality and adequacy of the Company’s internal controls, the status of pending litigation, taxation matters and such other areas of oversight of the Company’s financial reporting and audit process as the Audit Committee felt appropriate.

Based upon its work and the information received in the inquiries outlined above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Eugene A. Beliveau (Chairman)
Byron R. Cleveland, Jr.
Robert F. Hatem
Richard Hart Harrington

Compensation of Directors

Directors and committee meetings of the Company usually coincide with Bank meetings. When both the boards and committees of the Company and the Bank meet at the same time, there are no separate fees for the Company meeting. When the Company board or committees meet at separate dates from the Bank meetings, the Company Directors are paid $835 for the meeting, except for the Chairman of the Board who receives $960.

The members of the Board of Directors of the Bank who serve on the Executive Committee, except for the Chairman of the Board of Directors and Mr. Mulligan, currently receive an annual retainer of $15,865 plus a fee of $425 for each Executive Committee and Board meeting attended plus a fee of $835 for each other Committee meetings attended (other than meetings of the Executive Committee, Compensation Committee, Nominating Committee and Stock Option Committee). The Chairman of the Board of Directors of the Bank receives an annual retainer of $18,240 plus a fee of $480 for each board and committee meeting attended, except conferences and training meetings outside of the Bank for which the fee is $835. Each Director of the Bank other than members of the Executive Committee receives an annual retainer of $9,200 plus a fee of $425 for each Board or Committee meeting attended. Each Director receives a fee of $835 for all conferences and training meetings attended outside the Bank.

Mr. Mulligan does not receive any separate compensation for service as a Director or as a member of any of the committees of the Board of Directors of either the Company or the Bank.

EXECUTIVE OFFICERS

The following table sets forth, for each of the executive officers of the Company, as of February 28, 2006 each such person’s name, age and position or office held with the Company and the Bank as well as other biographical information.

Name	Position	Age

Gerald T. Mulligan(1)	Director, President and Chief Executive Officer of the Company and the Bank	60
Michael J. Ecker(2)	Executive Vice President and Chief Lending Officer of the Bank, Assistant Treasurer of the Company	54
Stephen B. Jones(3)	Executive Vice President, Retail Banking of the Bank	52
Diane L. Walker(4)	Executive Vice President, Treasurer and Chief Financial Officer of the Company and the Bank	42
Jacob Kojalo(5)	Executive Vice President, Commercial Lending of the Bank	60
Richard J. D’Ambrosio(6)	Senior Vice President, Support Services Operations of the Bank, Assistant Treasurer of the Company	58
Teresa K. Flynn(7)	Senior Vice President, Human Resources of the Bank	47

(1)	Gerald T. Mulligan joined the Company and was elected Director, President and Chief Executive Officer of the Company and the Bank effective January 3, 2006.

(2)	Michael J. Ecker joined the Company and was elected as Assistant Treasurer of the Company and Chief Lending Officer of the Bank in January 2006.

(3)	Stephen B. Jones joined the Company and was elected Executive Vice President Retail Division of the Bank in January 2006.

(4)	Diane L. Walker joined the Company and was elected Executive Vice President and Chief Financial Officer of the Company and Bank in January 2006 and Treasurer of the Bank and the Company in March 2006.

(5)	Jacob Kojalo joined the Bank in 1995. Mr. Kojalo was elected Executive Vice President, Commercial Lending of the Bank in December 2005.

(6)	Richard J. D’Ambrosio, who joined the Bank in 1983, was elected Vice President of Servicing in 1986 and Senior Vice President of Support Services Operations in 1998. He was appointed Assistant Treasurer of the Company in July 2001. Mr. D’Ambrosio’s employment is governed by an Employment Agreement dated February 24, 2000, which will expire on February 24, 2007. See “EXECUTIVE COMPENSATION — Employment Agreements.

(7)	Teresa K. Flynn, who joined the Bank in 2005, was elected Senior Vice President, Human Resources of the Bank in January 2006.

EXECUTIVE COMPENSATION

The following table sets forth for the fiscal years ended December 31, 2005, 2004 and 2003 certain information concerning the compensation paid or accrued to the Chief Executive Officer of the Company and the other executive officers of the Company at December 31, 2005 whose total salary and bonus exceeded $100,000 during the year ended December 31, 2005, for services rendered in all capacities to the Company (collectively, the “Named Executive Officers”).

Summary Compensation Table

				Long Term
				Compensation
				Awards
				Securities
				Underlying
				Options/	All Other
	Year Ended	Annual Compensation		SARs	Compensation
Name and Principal Position	December 31,	Salary	Bonus	(#)	($)
(a)	(b)	(c)	(d)	(g)	(i)

Paul A. Miller	2005	$386,064	$75,000	$0	$(66,854	)(1)(2)
President and	2004	$384,011	$71,500	10,000	$124,330	(1)(2)
Chief Executive Officer	2003	$350,601	$0	0	$151,706	(1)(2)
Jeffrey W. Leeds	2005	$197,337	$25,000	0	$5,920	(2)
Executive Vice President	2004	$195,315	$22,000	8,000	$5,860	(2)
And Chief Lending Officer	2003	$178,990	$0	0	$2,738	(2)
Timothy L. Felter	2005	$153,846	$25,000	0	$4,615	(2)
Executive Vice President-	2004	$145,988	$22,000	8,000	$4,380	(2)
Personal Banking and Investment	2003	$132,404	$0	0	$2,025	(2)
Officer
Richard J. D’Ambrosio	2005	$100,221	$15,000	0	$3,007	(2)
Senior Vice President	2004	$96,994	$13,000	6,500	$2,882	(2)
Support Services Operations	2003	$87,485	$0	0	$1,323	(2)
John E. Sharland	2005	$97,523	$15,000	0	$2,926	(2)
Senior Vice President and	2004	$93,875	$13,000	6,500	$2,816	(2)
Chief Financial Officer	2003	$85,425	$0	0	$1,256	(2)
Jacob Kojalo	2005	$128,960	$8,000	0	$3,868	(2)
Executive Vice President	2004	N/A	N/A	N/A	N/A
Commercial Lending	2003	N/A	N/A	N/A	N/A

(1)	Includes amounts accrued to fund supplemental retirement plans for the benefit of Mr. Miller pursuant to Supplemental Retirement Agreements with Mr. Miller. See “EXECUTIVE COMPENSATION — Employment Agreements”.

(2)	Includes matching contributions by the Bank to the Bank’s 401(k) Retirement Savings Plan for the Named Executive Officer.

The Bank provides an automobile for use by Mr. Miller and pays his membership dues to certain organizations. The aggregate amount of such benefits is less than 10% of Mr. Miller’s cash compensation. With the exception of certain insurance premiums paid by the Bank, no other benefits are made available to executive officers that are not made available to all employees of the Bank. See “EXECUTIVE COMPENSATION — Benefits”. Employees of the Bank, including the executive officers, are covered by the Bank’s group health insurance program, group life insurance program, long-term disability program and business related travel accident insurance plan.

Option/SAR Grants in Last Fiscal Year

No stock options or stock appreciation rights (“SARs”) were granted to any of the Named Executive Officers during the fiscal year ended December 31, 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year End Option/SAR Values

The following table sets forth certain information concerning stock options exercised during the fiscal year ended December 31, 2005 and the number and value of shares of Common Stock of the Company subject to options held by the Named Executive Officers as of December 31, 2005:

			Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-The-Money
			Options/SARs	Options/SARs
	Shares		at Fiscal	at Fiscal
	Acquired	Value	Year End(#)	Year End($)
	on	Realized	Exercisable/	Exercisable/
Name	Exercise	($)(1)	Unexercisable	Unexercisable(2)

Paul A. Miller	111,500	$1,208,575	5,000/5,000	$2,900/$2,900
Jeffrey W. Leeds	48,000	$428,055	8,000/0	$4,640/$0
Timothy L. Felter	0	$0	30,000/4,000	$198,195/$2,320
John E. Sharland	5,000	$53,100	17,250/3,250	$83,610/$1,885
Richard J. D’Ambrosio	2,500	$26,150	17,250/3,250	$83,610/$1,885
Jacob Kojalo	1,250	$15,331	17,400/2,150	$97,160/$1,247

(1)	Based on the closing price per share of the Company’s common stock on the day the shares were exercised.

(2)	Based on a closing price of $17.35 per share of the Company’s Common Stock on December 31, 2005, less the option exercise price.

Employment Agreements

The Company entered into employment agreements with Paul A. Miller effective on April 21, 1989 (amended effective December 23, 1992), and with Jeffrey W. Leeds, Timothy L. Felter, Richard J. D’Ambrosio, and John E. Sharland effective February 24, 2000. The Company entered into an employment agreement with Gerald T. Mulligan effective January 3, 2006. Each of the employment agreements required the Company to pay the executive a “Base Salary,” which could be increased but not be reduced and provided for the executive’s participation in the Company’s employee benefit plans and arrangements. In addition, the agreement with Mr. Miller provided the executive with the use of an automobile. Each of the agreements prohibited the executive from disclosing or converting to the executive’s own use the Company’s confidential information.

The agreements with Mr. Miller and Mr. Mulligan each had an initial term of three years. The agreements with Messrs. Leeds, Felter, D’Ambrosio and Sharland each had an initial term of two years. Each of the agreements provided that on each anniversary date, absent notice of non-extension, the term of the agreement would be extended automatically for an additional one-year period.

Under each of the employment agreements, the Company could terminate the executive’s employment at any time, with or without “cause” as defined in the agreements. If after notice and reasonable opportunity for the executive to respond, the Company terminated the executive’s employment for “cause,” the Company would have no continuing obligation to the executive. If the Company terminated the executive’s employment without cause, the Company would be obligated to continue providing the executive compensation and benefits specified in the agreement for the then remaining term of the agreement.

Each of the employment agreements provided for payment of a lump sum to the executive equal to up to three times the “base amount” of the executive’s compensation in the event of a termination of the executive’s employment within two years following a “change in control” of the Company as defined in the agreement, provided that the Company could reduce this amount to the extent necessary to avoid tax under Section 4999 of the Internal Revenue Code.

In addition to Mr. Miller’s employment agreement, the Company adopted two supplemental executive retirement plans (the “Miller SERPs”) for Mr. Miller. The intent of the Miller SERPs, when taken together with the Savings Banks Employees Retirement Association (“SBERA”) pension plan described below (see “EXECUTIVE COMPENSATION — Benefits — Pension Plan”), and a supplemental plan from a previous employer, is to provide Mr. Miller annual retirement benefits equal to 70% of the average of his three highest consecutive years’ gross compensation as defined. The Miller SERPs also provide termination benefits under certain circumstances equal to Mr. Miller’s earned and accrued benefits to date of termination, subject to a vesting schedule and other conditions.

Termination of Employment Agreements

On January 22, 2004, Mr. Miller’s and Mr. Leeds’ Employment Agreements were amended to eliminate any payments after their scheduled retirement dates of December 31, 2006 for Mr. Miller and December 31, 2005 for Mr. Leeds. Effective December 31, 2005, Mr. Miller’s Employment Agreement was amended to reflect his resignation as President and Chief Executive Officer and assumption of an advisory role with the Company and the Bank in anticipation of his December 31, 2006 retirement and to fix his compensation and benefits until that time. Mr. Leeds retired from the Company and the Bank effective December 31, 2005. Mr. Felter’s Employment Agreement was terminated in conjunction with his resignation from the Company and the Bank effective January 17, 2006. Mr. Sharland’s Employment Agreement was terminated in conjunction with his resignation from the Company and the Bank effective February 8, 2006. On February 9, 2006, the Company gave written notice of non-renewal of Mr. D’Ambrosio’s Employment Agreement at its scheduled expiration on February 24, 2007. On February 23, 2006, at Mr. Mulligan’s request, the Board of Directors terminated Mr. Mulligan’s Employment Agreement without prejudice to Mr. Mulligan’s continued service as President and Chief Executive Officer of the Company and the Bank.

Compensation Committee Report on Executive Compensation

The following report has been adopted by the Compensation Committee of the Company.

Compensation Policy

The Company’s executive compensation program is designed to provide executives with annual salary and benefit plans which are competitive in the industry and with long-term incentives in the form of stock options. The Compensation Committee believes that in order to attract and retain talented executives and to motivate them to achieve the goals of the Company, compensation opportunities should be comparable to those offered to executives with similar responsibility and position by peer companies. To assist the Compensation Committee, various industry compensation surveys are made available to the Committee.

The duties of the Compensation Committee include reviewing and making recommendations to the Board of Directors with respect to the annual compensation and benefits for all the executive officers of the Company. The Compensation Committee recommends annual executive salary adjustments and bonus awards which are made from time to time. The adjustments and bonuses recommended by the Compensation Committee reflect the overall performance of the Company, the performance of each affected executive officer and information for comparable positions in other like institutions. The Compensation Committee’s recommendation for compensation adjustment and if applicable a bonus is then acted upon by the Board of Directors of the Company.

The Company periodically grants stock options to some or all of its executive officers as long-term incentives. All stock options granted have exercise prices at or above the market value of shares of Common Stock on the date of grant; therefore no benefit accrues to the executives from the stock option unless the market value of the Company’s Common Stock increases and the options are exercised. These grants motivate executives to enhance equity value of the Company which in turn coincides with the interest of the stockholders.

Executives may also participate in the Bank’s 401(k) Savings Plan and Pension Plan.

Chief Executive Officer Compensation

The Chief Executive Officer’s compensation is reviewed annually by the Compensation Committee and is based upon his performance, the overall performance of the Company relative to budget objectives and information regarding compensation for the Chief Executive Officer position at like institutions. The Compensation Committee’s recommendation for compensation adjustment and if applicable a bonus is then acted upon by the Board.

The specific factors and criteria considered by the Compensation Committee in determining its recommendation regarding adjustments to the CEO’s compensation for fiscal year 2005 included the Company’s profitability, asset growth, asset quality, and regulatory standing, changes in the amount and composition of CEO compensation at financial institutions of comparable size and complexity in the Company’s market area, performance of the Company’s stock relative to its peers and the Company’s performance relative to budget objectives as measured by total interest earning assets, fully diluted earnings per share, total risk assets, ratio of tier 1 capital to risk-adjusted assets, efficiency ratio, and total non-interest income, exclusive of extraordinary and non-recurring items. Based on the Compensation Committee’s assessment, according to the foregoing measures, of the Company’s performance in fiscal year 2004, the Committee recommended that the Chief Executive Officer’s annual salary and bonus be increased by 1.3% and 4.9%, respectively, in 2005.

Respectfully submitted,

Thomas J. Burke (Chairman)
Eugene A. Beliveau
Malcolm W. Brawn

The foregoing report is provided by the three named Directors in their capacity as members of the Compensation Committee of the Company during 2005.

Compensation Committee Interlocks and Insider Participation

Messrs. Beliveau, Brawn and Burke served on the Compensation Committee of the Company during the fiscal year ended December 31, 2005. None of the members of the Compensation Committee has ever served as an officer or employee of the Company or the Bank. See also, “Indebtedness of Directors and Management and Certain Transactions with Management and Others”.

No executive officer of the Company served (i) as a member of the Compensation Committee of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) as a Director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) as a member of the Compensation Committee of another entity, one of whose executive officers served as a Director of the Company.

Stock Option Plans

On July 1, 2001, the Company assumed the Bank’s two stock option plans, the Lawrence Savings Bank 1986 Stock Option Plan (the “1986 Stock Option Plan”) and the LSB Corporation 1997 Stock Option Plan (the “1997 Stock Option Plan”).

The 1986 Stock Option Plan expired in 1996. Notwithstanding the expiration of the 1986 Stock Option Plan, outstanding options granted under the 1986 Stock Option Plan continue to be exercisable in accordance with their terms. The 1997 Stock Option Plan was adopted by the Bank’s Board of Directors on December 18, 1997 and approved by the Bank’s stockholders on May 5, 1998, and will expire by its terms in December 2007. Both “incentive stock options” and “nonqualified stock options” may be granted pursuant to the 1997 Stock Option Plan. The 1997 Stock Option Plan also permits the inclusion of stock appreciation rights in any option granted. As of February 28, 2006 all options have been granted under the 1997 Stock Option Plan and remain outstanding. Options outstanding under the 1997 Stock Option Plan continue to be exercisable in accordance with their terms.

The 1986 and 1997 Stock Option Plans are administered by the Stock Option Committee of the Company. The Stock Option Committee currently consists of Messrs. Burke and Cleveland and Ms. McDonough, all of whom have been determined by the Board of Directors to be “independent” as defined in the NASD Independence Rules.

As of February 28, 2006, stock options for the purchase of an aggregate of 277,325 shares of Common Stock at an average purchase price per share of $13.36 were outstanding under the 1986 and 1997 Stock Option Plans. Of these options, 248,700 were exercisable on that date. In 2005, 168,250 options were exercised to purchase 126,250 shares of Common Stock under the 1986 Stock Option Plan and 42,000 shares of Common Stock under the 1997 Stock Option Plan. The 168,250 options were exercised at an average option price of $7.24. During the two month period ending February 28, 2006, 71,775 options were exercised at an average option price of $13.36. As of February 28, 2006, no shares of Common Stock remain reserved for issuance of additional options under the Company’s 1986 or 1997 Stock Option Plans.

Benefits

Insurance and Other Benefits.  The Company provides full-time officers and employees with hospitalization, major medical, life, dental, travel accident, and long-term disability insurance under group plans which are available generally and on the same basis to all full-time employees; provided, however, that with respect to the hospitalization and major medical insurance plan, full-time employees hired on or after September 1, 1984, other than Mr. Miller, are required to pay 25% of each month’s premiums. The travel accident insurance plan is also made available to part-time employees. The Company also sponsors a 401(k) Savings Plan which allows participants to defer a percentage of their before-tax compensation from the Company as a contribution under this plan. Participants have several investment options, including a fund which invests solely in Common Stock of the Company. All full-time and certain part-time employees are eligible to participate in this plan. The Company may match officer and employee contributions for all employees who participate in the 401(k) plan. The Bank matched 50% of employees’ contributions up to 3% of each employee’s salary during 2005.

Pension Plan.  The Company provides a retirement plan for all eligible employees through Savings Banks Employees Retirement Association (“SBERA”), an unincorporated association of savings banks operating within Massachusetts and other organizations providing services to or for savings banks. SBERA’s sole purpose is to enable participating employers to provide pensions and other benefits for their employees.

The pension plan year-end is October 31. At October 31, 2005, the latest date for which information is available from SBERA, the present value of accumulated benefits under the retirement plan was fully funded by the market values of related available assets.

The following table which has been provided by SBERA illustrates annual pension benefits for retirement at age 65 under the most advantageous plan provisions available for various levels of compensation and years of service. The figures in this table are based upon the assumption that the plan continues in its present form and upon certain other assumptions regarding compensation trends. The benefits listed in the table for the pension plan are not subject to a reduction for social security benefits or any other offset amount.

Annual Pension Benefit* Based on Years of Service(1)(2)

Average				25 or
Compensation(3)	10 Years	15 Years	20 Years	More Years

$20,000	$2,500	$3,750	$5,000	$6,250
$40,000	$5,000	$7,500	$10,000	$12,500
$60,000	$8,178	$12,267	$16,356	$20,445
$80,000	$11,878	$17,817	$23,756	$29,695
$100,000	$15,578	$23,367	$31,156	$38,945
$120,000	$19,278	$28,917	$38,556	$48,195
$125,000	$20,203	$30,305	$40,406	$50,508
$140,000	$22,978	$34,467	$45,956	$57,445
$150,000	$24,828	$37,242	$49,656	$62,070
$175,000	$29,453	$44,180	$58,906	$73,633
$200,000	$34,078	$51,117	$68,156	$85,195
$210,000**	$35,928	$53,892	$71,856	$89,820

*	Based on age 65 retirement in 2006 (Plan Year 11/1/05 — 10/31/06).

**	Federal law does not permit defined benefit pension plans to recognize compensation in excess of $210,000 for plan year 2006.

(1)	The annual pension benefit is computed on the basis of a straight life annuity.

(2)	The Company provides additional retirement benefits to Mr. Miller through two supplemental retirement plans. See “Employment Agreements”.

(3)	Average compensation for purposes of this table is based on the average of the highest three consecutive years preceding retirement.

The estimated retirement benefits under the plan at normal retirement date computed on the basis of their present salary levels and years of service at such date for Messrs. Miller, Leeds, Felter, D’Ambrosio, Sharland and Kojalo are $58,702 and 17 years, $61,429 and 19 years, $57,110 and 36 years, $50,194 and 30 years and $31,584 and 35 years, and $30,118 and 15 years, respectively.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock (or the Bank’s Common Stock in the periods prior to the Reorganization), based on the market price of the Company’s (or the Bank’s) Common Stock and assuming reinvestment of dividends, with the total return of companies within the Standard & Poor’s 500 Stock Index and the Raymond James New England Thrift Index. The calculation of total cumulative return assumes a $100 investment in the Company’s Common Stock, the S&P 500 and the Raymond James New England Thrift Index on December 31, 2000.

Indebtedness of Directors and Management and Certain Transactions with Management and Others

Certain of the Directors and officers of the Company are customers of the Bank and, from time to time, have entered into transactions with the Company in the ordinary course of business. In addition, certain Directors of the Company are Directors, officers or stockholders of corporations or members of partnerships that are customers of the Bank and have transactions with the Bank in the ordinary course of business. Such transactions with Directors and officers of the Company, and with such corporations and partnerships, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not affiliated with the Company, and do not involve more than normal risk of collectability, or present other features unfavorable to the Company. As a matter of policy, the Bank also makes loans to other employees.

In addition, from time-to-time, the Company obtains services from one or more of its Directors. However, at no time during the past year did payments to any Director for such services aggregate $60,000 or more.

Extensions of credit to officers of the Company are restricted by Company policy and Massachusetts statute to an amount of not more than $35,000 generally, whether secured or unsecured, and not more than $150,000 for educational purposes, and a loan not exceeding $500,000 may be made to officers secured by a mortgage on their primary residence. All extensions of credit and loans to officers must be approved by the Executive Committee of the Board of Directors of the Company, and all extensions of credit and loans to executive officers and Directors who are considered “insiders” must also be approved by the Bank’s Board of Directors.

In addition, the Bank is subject to the provisions of Regulation “O” of the Board of Governors of the Federal Reserve System, which: (i) requires the Company’s executive officers, Directors and control persons to report to the Bank’s Board of Directors any indebtedness to the Bank, (ii) establishes requirements and restrictions as to the terms, size of and approvals necessary for extensions of credit by the Bank to its executive officers, Directors, and control persons and their “related interests,” and (iii) requires any such loans to be made at the same rates and on the same terms and conditions as comparable loans to unaffiliated persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 28, 2006 regarding the beneficial ownership of Common Stock by: (i) each Director and Nominee; (ii) each of the Named Executive Officers during the last fiscal year; (iii) all Directors, Nominees and such executive officers as a group; and (iv) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock at the Record Date. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned.

	Amount
	and Nature
	of Beneficial		Percent of
Name of Beneficial Owner	Ownership(1)(2)		Class(3)

Directors, Nominees and Named Executive Officers
Eugene A. Beliveau	10,275	(4)	*
Kathleen Boshar Reynolds	8,200		*
Byron R. Cleveland, Jr.	4,100		*
Robert F. Hatem	11,775		*
Paul A. Miller	85,407	**	1.89%
Gerald T. Mulligan	5,500		*
Thomas J. Burke	13,950		*
Marsha A. McDonough	7,800		*
Malcolm W. Brawn	24,500	(5)	*
Richard Hart Harrington	7,755		*
Jeffrey W. Leeds	52,670		1.16%
Timothy L. Felter	28,343	**	*
John E. Sharland	15,389	**	*
Richard J. D’Ambrosio	31,448	**	*
Jacob Kojalo	21,467	**	*
All Directors, Nominees and Named Executive Officers as a Group (15 persons)	328,579	(6)**	7.22%
5% or more Stockholders
First Manhattan Co.	284,417	(7)	6.30%
John Sheldon Clark	287,600	(8)	6.65%

*	Less than one percent

**	Includes shares held in the Company’s 401(k) Plan. The estimated shares so held with respect to each such participant are: Mr. Miller, 15,559 shares; Mr. Felter, 10,388 shares; Mr. Sharland, 6,347 shares; Mr. D’Ambrosio, 0 shares; Mr. Leeds, 0 shares; Mr. Mulligan, 0 shares; Mr. Kojalo, 1,742 shares; and all Directors, Nominees and Named Executive Officers as a group (15 persons), 34,036 shares, respectively.

(1)	In accordance with the applicable rules of the SEC, a person is deemed to be the beneficial owner of shares of the Common Stock of the Company if he or she has or shares voting power or investment power with respect to such shares or has the right to acquire beneficial ownership of such shares at any time within 60 days. As used herein, “voting power” means the power to vote or direct the voting of shares, and “investment power” means the power to dispose or direct the disposition of shares. Unless otherwise indicated, each person named has sole voting and sole investment power with respect to all shares indicated.

(2)	Includes shares of the Company’s Common Stock which Directors and principal officers of the Company have the right to acquire within 60 days of February 28, 2006 pursuant to options granted under the 1986 and 1997 Stock Option Plans of the Company. As of such date, the following persons have exercisable options to purchase the number of shares indicated: Mr. Miller, 7,500 shares; Mr. Leeds, 8,000 shares; Mr. Felter, 0 shares; Mr. Sharland, 0 shares; Mr. D’Ambrosio, 18,875 shares; Mr. Kojalo, 18,475 shares; Mr. Mulligan, 0 shares; Mr. Burke, 6,500 shares; Dr. Beliveau, 1,500 shares; Mr. Hatem, 8,500 shares; Mr. Cleveland, 3,000 shares; Messrs. Harrington and Brawn, 6,500 shares each; and Ms. McDonough and Ms. Boshar Reynolds 6,500 shares each; and all Directors, Nominees and Named Executive Officers as a group, 98,350 shares.

(3)	Computed on the basis of 4,525,283 outstanding shares as of February 28, 2006 plus 98,350 shares subject to options exercisable within 60 days of February 28, 2006 held by the named individuals or group.

(4)	Includes 700 shares owned by a household member, as to which Dr. Beliveau disclaims beneficial ownership.

(5)	Includes 1,000 shares owned by his spouse, as to which Mr. Brawn disclaims beneficial ownership.

(6)	The stated number of shares owned by the Directors, Nominees and Named Executive Officers of the Company as a group includes 196,193 shares currently issued and outstanding and 98,350 shares subject to stock options exercisable within 60 days of February 28, 2006.

(7)	Based solely on Schedule 13G/A filed with the Securities and Exchange Commission on or about February 10, 2006, First Manhattan Co. reports beneficial ownership of 284,417 shares of Common Stock. First Manhattan Co. reports sole voting power with respect to 272,850 shares and sole dispositive power with respect to 272,850 shares, shared voting power with respect to 5,067 shares and shared dispositive power with respect to 11,567 shares. First Manhattan Co.’s address is 437 Madison Avenue, New York, NY 10022.

(8)	Based solely on a Form 13D filed with the Securities and Exchange Commission on or about December 7, 2004, Mr. John Sheldon Clark reports beneficial ownership of 287,600 shares of Common Stock of the Company with sole voting power with respect to 270,600 shares and sole dispositive power with respect to 270,600 shares, and shared voting and dispositive power with respect to 17,000 shares. Mr. John Sheldon Clark’s address is 1633 Broadway, 30th Floor, New York, New York 10019.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to regulations of the SEC and Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company’s officers and Directors and persons who own more than ten percent of a registered class of the Company’s equity securities must file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market. Officers, Directors and greater-than-ten-percent stockholders are required to furnish the Company with copies of all ownership reports they file. Based solely on its review of the copies of such reports received by the Company with respect to its fiscal year 2005, or written representations from certain reporting persons, the Company believes that during 2005 all Section 16(a) filing requirements applicable to its officers, Directors, and greater-than-ten-percent stockholders were satisfied.

PROPOSAL 3

APPROVAL OF THE 2006 STOCK OPTION AND INCENTIVE PLAN

General

The Board of Directors has adopted the Company’s 2006 Stock Option and Incentive Plan (the “2006 Plan”) subject to the approval of the Company’s stockholders.

The 2006 Plan is administered by an Option Committee (the “Committee”) consisting of not less than three Directors who are not officers or employees of the Company or any Subsidiary (“Non-employee Directors”) and is considered independent as defined in the Nasdaq Stock Market, Inc. (the “NASD”) Independence Rules (the “NASD Independence Rules”). The 2006 Plan provides for awards of incentive stock options, non-qualified stock options and restricted stock awards. Under the 2006 Plan, the Company may not grant stock options with an exercise price less than 100% of the fair market value of the Company’s Common Stock on the date of grant. The fair market value of the grant shall be the closing price of the Common Stock on the date of the grant.

The 2006 Plan provides for the issuance of up to 400,000 shares of Common Stock, subject to adjustment for stock splits, stock dividends and similar events. Of this amount, no more than 100,000 shares of Common Stock may be issued as awards of restricted stock under the 2006 Plan. Based solely upon the closing price of the Company’s Common Stock as reported on the Nasdaq Stock Market on March 3, 2006, the maximum aggregate market value of the securities to be issued under the 2006 Plan would be $7,260,000.00. The shares issued by the Company under the 2006 Plan may be authorized but unissued shares and any shares tendered in payment of a stock option shall not be available for future grants.

Stock options with respect to no more than 25,000 shares of Common Stock (subject to adjustment for stock splits and similar events) may be granted under the 2006 Plan to any one individual during any 12-month period.

Recommendation

The Board of Directors believes that stock-based awards can play an important role in the success of the Company by encouraging and enabling the officers, employees, and Non-employee Directors of the Company and the Bank, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with an increased personal proprietary interest in the Company’s welfare will assure a closer identification of the interests of participants in the 2006 Plan with those of the Company, and will thereby stimulate their efforts on the Company’s behalf and strengthen their desire to remain with the Company.

The Board of Directors believes that the 2006 Plan will help the Company achieve its goals by keeping the Company’s incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board of Directors believes that the 2006 Plan is in the best interests of the Company and its stockholders and recommends that the stockholders approve the 2006 Plan. Some key features of the 2006 Plan considered by the Board of Directors are:

•	An independent committee of the Board of Directors administers the Plan;

•	Awards made under the 2006 Plan are limited to 400,000 shares of which no more than 100,000 shares may be in the form of restricted stock;

•	Stock option awards may not be repriced without shareholder approval; and

•	Stock option awards may not be granted below fair market value of the Company’s Common Stock.

The Board of Directors recommends that stockholders vote “FOR” approval of the 2006 Stock Option and Incentive Plan.

Vote Required

The 2006 Plan will not take effect unless it is approved by the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock represented and entitled to vote at the Annual Meeting, provided that a quorum is present. Consistent with applicable law, the Company intends to count abstentions and broker non-votes for the purpose of determining the presence or absence of a quorum for the transaction of business. Any shares represented in person or by proxy but not voted (whether by abstention, broker non-vote or otherwise) at the Annual Meeting will have no impact on the proposal for approval of the 2006 Plan.

Summary of the 2006 Plan

The following description of certain features of the 2006 Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2006 Plan which is attached hereto as Exhibit A.

Plan Administration.  The 2006 Plan provides for the administration of the Plan by an Option Committee consisting of no fewer than three Non-employee Directors (the “Committee”) and who is considered independent as defined in the Nasdaq Stock Market, Inc. (the “NASD”) Independence Rules (the “NASD Independence Rules”). Under the 2006 Plan and subject to its provisions, the Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award.

Eligibility and Limitations on Grants.  All full-time officers and employees and all Non-employee Directors of the Company and its subsidiaries are eligible to participate in the 2006 Plan, subject to the discretion of the Committee. Under the Plan, no options or restricted stock awards may be granted to any 10% or greater shareholder. The number of individuals potentially eligible to participate in the 2006 Plan is approximately 96 persons. Under the Company’s 1986 and 1997 Stock Option Plans, the Company made stock option awards only to officers and Directors of the Company.

There are specific limits on the number of awards that may be granted under the 2006 Plan. Of the 400,000 shares of Common Stock reserved for issuance under the 2006 Plan, no more than 100,000 shares of Common Stock may be awarded in the form of restricted stock. In addition, no more than 20% of the shares reserved for issuance under the 2006 Plan may be issued to Non-employee Directors as a group. No more than 2% of the shares reserved for issuance under the Plan may be issued to any individual Non-employee Director. No more than 50% of the shares reserved for issuance under the 2006 Plan may be issued to employee Directors as a group and no more than 20% of the shares reserved for issuance under the 2006 Plan may be issued to any one employee Director. Under the Plan, no more than 25,000 shares may be the subject of stock option awards to any one individual during any 12-month period. Under the Plan, these limits are subject to adjustment for any stock splits, stock dividends or similar events.

Stock Options.  Options granted under the 2006 Plan may be either “Incentive Stock Options” (within the meaning of Section 422 of the Internal Revenue Code (the “Code”)) (“Incentive Options”) or non-qualified stock options (“Non-Qualified Options”). Incentive Options may be granted only to employees of the Company or its subsidiaries. Options granted under the 2006 Plan will be Non-Qualified Options if they (i) fail to qualify as Incentive Options, (ii) are granted to a person not eligible to receive Incentive Options under the Code, or (iii) are expressly designated as such. Non-Qualified Options may be granted to persons eligible to receive Incentive Options as well as to Non-employee Directors.

Other Option Terms.  Subject to restrictions set forth in the 2006 Plan, the Committee has authority to determine the terms of options granted under the Plan. Under the 2006 Plan, the exercise price of stock options granted under the 2006 Plan may not be less than the fair market value of the underlying shares of Common Stock on the date of grant. The fair market value of the Common Stock shall be the closing price of the Common Stock on the date of the grant.

The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the 2006 Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. In general, unless otherwise permitted by the Committee, no option granted under the 2006 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity. In its discretion, the Committee may permit transfers of Non-Qualified Options to members of an optionee’s immediate family or to a trust, limited liability company or partnership established for the exclusive benefit of the optionee and members of his or her immediate family.

Options granted under the 2006 Plan may be exercised for cash or, if permitted by the Committee, by transfer to the Company (either actually or by attestation) of unrestricted shares of Common Stock that have a fair market value equivalent to the option exercise price of the shares being purchased. Subject to applicable law and if permitted by the Committee, options may also be exercised through a “cashless exercise” procedure in which a securities broker delivers the purchase price for the shares to the Company.

To qualify as Incentive Options, options must meet specific requirements of Section 422 of the Code, including a limit of $100,000 on the value of shares subject to Incentive Options granted to any individual which first become exercisable during any one calendar year.

Stock Options to Non-Employee Directors.  The Committee may grant Non-Qualified Options, but not Incentive Options, to Directors who are not officers or employees of the Company or any of its subsidiaries. Options or grants of no more than 20% of the shares reserved for issuance under the Plan may be awarded to such Non-employee Directors as a group, and options or grants for no more than 2% of the shares reserved for issuance under the Plan may be awarded to any one such Non-employee Director individually.

Restricted Stock.  In addition to or in lieu of stock options, the Committee may also award shares of Common Stock to participants, subject to such vesting conditions and restrictions as the Committee may determine (“Restricted Stock”). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment by the Company through a specified time period. The purchase price of shares of Restricted Stock will be determined by the Committee and may be substantially less than the market value of the Common Stock on the date of the award. If the performance goals and other restrictions are not attained, the Restricted Stock award will be forfeited and the Company may repurchase the Restricted Stock for the amount of its original sale price to the recipient.

Tax Withholding on Restricted Stock.  Participants in the 2006 Plan are responsible for payment of any federal, state or local taxes that the Company is required by law to withhold on any option exercise or vesting of an award of Restricted Stock. Subject to approval by the Committee, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Company to withhold shares of Common Stock to be issued pursuant to an option exercise, or by transferring to the Company shares of Common Stock having a value equal to the amount of such taxes.

Change of Control Provision.  The 2006 Plan provides that in the event of a “change in control” of the Company, as defined in the Plan, all stock options become fully exercisable.

Adjustments for Stock Dividends, Mergers, etc.  The 2006 Plan provides for appropriate and proportional adjustments to the number and kind of shares that are subject to the 2006 Plan and to any outstanding awards to reflect stock dividends, stock splits, mergers, consolidations, exchanges of shares, recapitalizations and other similar events which have the effect of increasing, reducing or exchanging the Company’s Common Stock. Any such adjustment will be finally determined by the Committee. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of the Company, all stock options will automatically become fully exercisable. In addition, upon the effective time of any such transaction, the 2006 Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for substitutions or other adjustments of outstanding awards. In the event of any such termination, all outstanding options shall be exercisable for at least 15 days prior to their termination, whether or not they would be otherwise exercisable during such period.

Amendment and Termination.  The Board of Directors may at any time amend or discontinue the 2006 Plan and the Committee may at any time modify the terms of any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall affect the rights of a grantee under any outstanding awards without the grantee’s consent. Amendments to the 2006 Plan shall be subject to approval by the Company’s stockholders if the amendment (i) increases the number of shares available for issuance under the 2006 Plan; (ii) changes materially the terms defining eligibility to participate in the Plan; (iii) changes the minimum option price or increases the maximum term of options granted under the Plan; or (iv) otherwise materially increases the benefits accruing to participants under the Plan. No new grants of stock options or other awards may be made under the 2006 Plan after October 27, 2015.

Forfeiture.  The 2006 Plan provides for the forfeiture and cancellation of any outstanding and unexercised options and any unvested shares of Restricted Stock awarded under the Plan if the grantee’s employment or other service relationship with the Company or its subsidiaries is terminated by the Company for cause or if the Company’s Board of Directors otherwise determines that the grantee has materially violated any obligation or covenant to the Company.

New Plan Benefits

No grants or awards have been made under the 2006 Plan. The number of shares of Common Stock that may be granted to executive officers and employees, including non-executive officers and Directors who are employees, and to Non-employee Directors is indeterminate at this time, as such grants are subject to the discretion of the Committee.

Tax Treatment of Stock Options Under the Internal Revenue Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2006 Plan. It does not describe all federal income tax consequences under the 2006 Plan, nor does it describe state or local tax consequences.

Incentive Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If shares of Common Stock issued to an optionee pursuant to the exercise of an Incentive Option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Company for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Under current law, an optionee will not have any additional FICA (Social Security) taxes upon exercise of an Incentive Option.

Non-Qualified Options.  No taxable income is realized by the optionee at the time a Non-Qualified Option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and the Company receives a tax deduction in the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss to the optionee depending on how long the shares of Common Stock have been held. Special rules apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments.  The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions.  As a result of Section 162(m) of the Code, the Company’s deduction for certain awards under the 2006 Plan may be limited to the extent that a covered employee receives compensation in excess of $1,000,000 in such tax year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

Equity Compensation Plan Information

The following table provides information as of the end of the fiscal year ended December 31, 2005 regarding shares of Common Stock of the Company that may be issued under the Company’s existing equity compensation plans, including the Company’s 1997 Stock Option Plan (the “1997 Plan”) and the Company’s 1986 Stock Option Plan (the “1986 Plan”). The table does not include information about the proposed 2006 Stock Option and Incentive Plan (the “2006 Plan”) that is submitted for stockholder approval at the Annual Meeting and no grants have been made under the 2006 Plan.

Equity Compensation Plan Information
# of Securities
Remaining
Available for
		# of Securities		Future Issuance
		to be Issued		Under Equity
		Upon Exercise		Compensation
		of Outstanding	Weighted Average	Plan (Excluding
		Options,	Exercise Price of	Securities
		warrants and	Outstanding Options,	Referenced in
Plan Category		Rights	Warrants and Rights	Column (a))
		(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	1986	28,500	$6.00	-0-
	1997	320,600	$13.49	-0-

		349,100	$12.88	-0-
Equity compensation plans not approved by security holders		-0-	-0-	-0-

Total		349,100	$12.88	-0-

(1)	Consists of the 1997 Plan and the 1986 Plan.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has appointed KPMG LLP as its independent registered public accounting firm for the Company for the current fiscal year. KPMG LLP has served as the Company’s independent auditors since the date of the Reorganization. Previously, KPMG LLP (or its predecessor firm) served as the Bank’s (or its prior holding company’s) independent auditors since 1980. KPMG LLP has no direct or indirect financial interest in the Company, nor has it had any connection with the Company in the capacity of promoter, underwriter, voting trustee, Director, officer or employee.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2006.

The professional services provided by KPMG LLP include the audit of the annual consolidated financial statements of the Company, review of filings with various state and federal regulatory agencies, general accounting services and preparation of income tax returns. A representative of KPMG LLP will be present at the Annual Meeting to answer appropriate questions that may be raised orally and to make a statement if he or she desires to do so.

In January, 2005, the Audit Committee of the Board of Directors of the Company appointed KPMG LLP as independent registered public accounting firm of the Company for 2005. Fees billed for services rendered by KPMG LLP for each of the years 2005 and 2004 were as follows:

Audit Fees

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2005, including the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, assistance with Securities Act filings and related matters and consultations on financial accounting and reporting standards arising during the course of the audit or reviews for that fiscal year were $125,000.

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2004, including the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, assistance with Securities Act filings and related matters and consultations on financial accounting and reporting standards arising during the course of the audit or reviews for that fiscal year were $119,500.

Audit-Related Fees

The aggregate fees billed by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and are not reported above, were $0 for the year ended December 31, 2005 and $0 for the year ended December 31, 2004.

Tax Fees

The aggregate fees billed by KPMG LLP for professional services rendered for tax compliance, tax advice, and tax planning were $57,350 for the year ended December 31, 2005 and $35,050 for the year ended December 31, 2004. Such services consisted of tax compliance and consulting. The increase in 2005 was due to changing the fiscal year for the tax returns to match the calendar year.

All Other Fees

Other fees billed by KPMG LLP for services rendered to the Company, other than the services described above, for Sarbanes Oxley Section 404 consultation and compliance for the year ended December 31, 2005 were $18,500 and $12,500 for the year ended December 31, 2004.

Since the enactment of the Sarbanes-Oxley Act of 2002, the Audit Committee has pre-approved all non-audit services provided by KPMG LLP.

STOCKHOLDER PROPOSALS AT 2007 ANNUAL MEETING

Under the rules of the SEC, if any stockholder intends to present a proposal at the annual meeting of stockholders and desires that it be considered for inclusion in the Company’s proxy statement and form of proxy for such meeting, it must be received by the Company not less than 120 calendar days before the anniversary of the mailing date of the Company’s proxy statement for the prior year. Accordingly, if any stockholder intends to present a proposal at the year 2007 annual meeting and wishes it to be considered in the Company’s proxy statement and form of proxy, such proposal must be received by the Company on or before December 1, 2006. In addition, the Company’s By-Laws provide that any Director nominations and new business submitted by a stockholder must be filed with the Secretary of the Company no fewer than 60 days, but no more than 90 days, prior to the date of the one-year anniversary of the previous Annual Meeting, and that no other nominations or proposals by stockholders shall be acted upon at the Annual Meeting. If, however, the Annual Meeting is more than 30 days earlier or more than 60 days later than the anniversary date of the prior Annual Meeting, then notice shall be timely if delivered to or mailed and received by the Company not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such Annual Meeting or (b) the 15th day following the day on which public disclosure of the date of such Annual Meeting is first made by the Company. Certain exceptions under the By-Laws apply to Annual Meetings of stockholders at which newly created seats of the Board of Directors are to be filled. Any such proposal should be mailed to: Secretary, LSB Corporation, 30 Massachusetts Avenue, North Andover, Massachusetts 01845.

CODE OF PROFESSIONAL CONDUCT

The Company has adopted a Code of Professional Conduct (the “Code”) that applies to all of the Company’s Directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer and controller. A copy of the Code was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The Code is posted on the Company’s website at www.LawrenceSavings.com. The Company intends to disclose any amendments to the Code by posting such amendments on its website. In addition, any waivers of the Code for Directors or executive officers of the Company will be disclosed in a report on Form 8-K.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company knows of no matters to be brought before the Annual Meeting other than those specifically listed in the Notice of Annual Meeting of Stockholders. However, if further business is properly presented, the persons named as proxies in the accompanying proxy will vote such proxy in their discretion in accordance with their best judgment.

Exhibit A

LSB CORPORATION
2006 Stock Option and Incentive Plan

1.	Purpose

This 2006 Stock Option and Incentive Plan (this “Plan”) is intended as a performance incentive for Directors, officers and full-time employees of LSB Corporation (the “Company”) or its Subsidiaries (as hereinafter defined) to enable the persons to whom awards (“Awards”) of options or restricted stock are granted (the “Grantees”) to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of Awards of “incentive stock options” (“Incentive Options”) as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), non-qualified stock options (“Nonqualified Options,” and collectively with Incentive Options, “Options”), and restricted stock (“Restricted Stock”) under the Plan. As used herein, the term “Subsidiaries” includes any corporations and limited liability companies in which stock or managing membership interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or managing membership interests is owned directly or indirectly by the Company.

2.	Plan Administration

(a) This Plan shall be administered by a committee (the “Option Committee”) of not less than three Directors appointed by the Board of Directors of the Company. None of the members of the Option Committee shall be an officer or other full-time employee of the Company or any Subsidiary and is considered independent as defined in the Nasdaq Stock Market, Inc. (the “NASD”) Independence Rules (the “NASD Independence Rules”). It is the intention of the Company that the Plan shall be administered, in accordance with the provisions of Section 4 hereof, in a manner consistent with provisions of and regulations adopted by the Securities and Exchange Commission (the “SEC”) under Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Action by the Option Committee shall require the affirmative vote of a majority of all its members.

(b) Subject to the terms and conditions of this Plan, the Option Committee shall have the power and authority to grant Awards under this Plan, including the power and authority:

(i) To select the individuals to whom Awards may from time to time be granted;

(ii) To determine the time or times of grant and the number, if any, of Incentive Options, Nonqualified Options, and shares of Restricted Stock, or any combination of the foregoing, to be granted to one or more Grantees;

(iii) To determine the number of shares of Common Stock to be covered by any Award;

(iv) To determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of this Plan, of any Award, which terms and conditions may differ among individual Awards and Grantees, and to approve the forms of written instruments and agreements evidencing the Awards;

(v) To accelerate at any time the right to exercise or vesting of all or any portion of any Award;

(vi) Subject to the provisions of Section 5(a) hereof, to extend at any time the period in which Stock Options may be exercised;

(vii) To determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred whether automatically or at the election of the Grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Option Committee) or dividends or deemed dividends on such deferrals;

(viii) At any time to adopt, alter and repeal such rules, guidelines and practices for administration of this Plan and for its own acts and proceedings as it shall deem advisable and to interpret the terms and provisions of this Plan and any Award (including related written instruments);

(ix) To make any and all determinations it deems advisable for the administration of this Plan, decide all disputes arising in connection with the Plan, and otherwise supervise the administration of this Plan; and

(x) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to this Plan.

3.	Stock

(a) The stock to be reserved and available for issuance under this Plan shall be shares of the Company’s common stock, par value $.10 per share (the “Common Stock”). The maximum number of shares of Common Stock reserved and available for issuance that may be issued pursuant to Awards granted under this Plan shall be 400,000 shares of Common Stock, provided that no more than 100,000 shares shall be issued under this Plan in the form of Restricted Stock Awards. Such maximums shall be subject to adjustment as provided in Section 7 hereof.

(b) Subject to such overall limitations, shares of Common Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Options with respect to no more than 25,000 shares of Common Stock may be granted to any one Grantee during any 12-month period. The shares available for issuance under this Plan may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company and held in its treasury.

4.	Eligibility

(a) Awards of Incentive Options may be granted only to officers and other full-time employees of the Company or its Subsidiaries, including members of the Board of Directors who are also employees of the Company or its Subsidiaries. Awards of Nonqualified Options and Restricted Stock may be granted to officers or other full-time employees of the Company or its Subsidiaries and to members of the Board of Directors (regardless of whether they are also employees).

(b) No person shall be eligible to receive any Award of an Option or Restricted Stock under the Plan if at the date of grant such person beneficially owns ten percent or more of the outstanding Common Stock of the Company.

(c) No person shall be eligible to receive Incentive Options under the Plan and incentive stock options under any other option plan of the Company (or a parent or subsidiary as respectively defined in Section 424(e) and (f) of the Code) in an amount exercisable for the first time during any calendar year covering stock having an aggregate fair market value (determined at the time and in the order the option is granted), in excess of $100,000, within the meaning of Section 422(d) of the Code. Any option granted in excess of the foregoing limitations shall be a Nonqualified Option and shall be clearly and specifically designated as such.

(d) The aggregate number of shares of Restricted Stock and Common Stock subject to Nonqualified Options granted to non-employee Directors (as a class) pursuant to this Plan shall at no time exceed 20% of the aggregate number of shares of Common Stock subject to this Plan; provided that the aggregate number of shares of Restricted Stock and Common Stock subject to all Nonqualified Options granted to any such Director (individually) pursuant to this Plan shall at no time exceed 2% of the aggregate number of shares of Common Stock subject to this Plan. The aggregate number of shares of Restricted Stock and Common Stock subject to Nonqualified Options and Incentive Options granted to Directors who are employees shall at no time exceed 50% of the aggregate number of shares of Common Stock subject to this Plan; provided that the aggregate number of shares of Restricted Stock and Common Stock subject to all Nonqualified Options and Incentive Options granted to any such Director individually shall at no time exceed 20% of the aggregate number of shares of Common Stock subject to this Plan.

5.	Options

Options granted under this Plan may be either Incentive Options or Nonqualified Options and shall be evidenced by a written agreement (the “Option Agreement”) executed by an authorized representative of the Option Committee and the Optionee. Each Option Agreement shall contain such provisions as the Option Committee shall from time to time deem appropriate. Option Agreements need not be identical, but each Option Agreement by appropriate language shall include the substance of such of the following provisions that are by their terms required to be so included and may include the substance of such of the following provisions that may by their terms be so included:

(a) Expiration.  Notwithstanding any other provision of this Plan or of any Option Agreement, each Option shall expire on the expiration date specified in the Option Agreement, which date shall not be later than the tenth anniversary of the date on which the Option is granted and, in the case of Incentive Options, the expiration of any shorter period specified in Section 422 of the Code, if applicable.

(b) Minimum Shares Exercisable.  The minimum number of shares with respect to which an Option may be exercised at any one time shall be 100 shares, or such lesser number as is subject to exercise under the Option at such time.

(c) Exercise.

(i) Each Option shall be exercisable in such installments (which need not be equal) and at such times as may be designated as permitted by the Option Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

(ii) In the event of a Change in Control of the Company (as defined below in paragraph (f)), all Options outstanding as of the date of such Change in Control shall become immediately exercisable.

(iii) Notwithstanding any other provisions of the Plan, an Optionee must notify the Company promptly in the event that he or she sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an Incentive Option before the later of (i) the second anniversary of the date of grant of the Incentive Option and (ii) the first anniversary of the date on which the shares were issued upon the exercise of an Incentive Option.

(d) Purchase Price.  The purchase price per share of Common Stock under each Option shall be not less than the fair market value of the Common Stock on the date the Option is granted and, in the case of Incentive Options, any such greater amount as may be required under Section 422 of the Code. For purposes of this Plan, the fair market value of the Common Stock shall be the closing price of the common stock on the date of the grant.

(e) Rights of Optionees.  No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the shares to the Optionee, and (iii) the Optionee’s name (or the name of the Optionee’s permitted designee) shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee (or such designee) shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

(f) Change in Control.  For purposes of this Plan, a “Change in Control” shall be deemed to have occurred in either of the following events: (i) if there has occurred a change in control which the Company would be required to report as such in a current report on Form 8-K as prescribed by applicable regulations promulgated under the 1934 Act by the SEC or (ii) when any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 of the SEC promulgated under the 1934 Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of Directors of the Company and, in the case of either (i) or (ii) above, the Company’s Board of Directors has not consented to such event by a two-thirds vote of all the members of the Board of Directors then in office adopted prior to such event. In addition, a Change in Control shall be deemed to have occurred if, as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were Directors of the Company before such transaction shall cease to constitute a majority of the Board of Directors of the Company or of any successor institution.

(g) Limitation on Change in Control Compensation.  An Optionee shall not be entitled to receive any compensation or other amounts paid or payable pursuant to the Plan resulting from a Change in Control which would, with respect to the Optionee, either separately or in the aggregate with any other compensation or amounts paid or payable under any other agreement, plan or program applicable to the Optionee, constitute an “excess parachute payment” for purposes of Section 280G of the Code. In the event any such compensation, either separately or in the aggregate with any such other amounts resulting from a Change in Control would, with respect to the Optionee, constitute such an “excess parachute payment,” the Optionee shall have the right to designate which portion or components of such compensation or other amounts resulting from a Change in Control will be reduced or eliminated so that the Optionee will not receive any such “excess parachute payment.”

(h) Transferability of Options.  No Options shall be transferable by the Optionee, other than by will or by the laws of descent and distribution. All Options may be exercised during the Optionee’s lifetime only by the Optionee, or by his or her guardian or legal representative. Notwithstanding the preceding sentences of this Section 5(h), however, the Option Committee may specify in an Option Agreement that pertains to a Nonqualified Option that the Optionee may transfer the Nonqualified Option to a member of the Immediate Family (as hereinafter defined) of the Optionee, to a trust solely for the benefit of the Optionee and the Optionee’s Immediate Family or to a partnership or limited liability company whose only partners or members are the Optionee and members of the Optionee’s Immediate Family. “Immediate Family” shall mean, with respect to any Optionee, the Optionee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

(i) Method of Exercise.  Any Option granted under the Plan may be exercised in whole or in part by the Optionee by delivering to the Option Committee on any business day a written notice of intent to exercise the Option with respect to a specified number of shares of Common Stock the Optionee then desires to purchase (the “Notice”).

(j) Payment of Purchase Price.  Payment for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made in any one of the following ways: (i) in cash or by check in an amount equal to the aggregate option price for the number of shares specified in the Notice (the “Total Option Price”); (ii) by actual or constructive transfer to the Company of nonforfeitable, nonrestricted shares of Common Stock having a fair market value, determined as provided in Section 5(d) hereof, equal to or less than the Total Option Price, plus cash or certified check in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock; or (iii) by means of a “cashless exercise” procedure permitted by law and acceptable to the Option Committee, whereby the Optionee shall deliver to the Option Committee the Notice, together with an order to a registered broker-dealer or equivalent third party to sell some or all of the Common Stock subject to the Option and to deliver enough of the proceeds of such sale to the Company to pay the Total Option Price and any applicable taxes required to be withheld upon the exercise of the Option.

6.	Restricted Stock

(a) Nature of Restricted Stock Awards.  A Restricted Stock Award is an Award entitling the recipient to acquire, at a purchase price determined by the Option Committee, shares of Common Stock, subject to such restrictions and conditions as the Option Committee may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) with the Company or any of its subsidiaries and/or achievement of specified future performance goals and objectives. The grant of a Restricted Stock Award is contingent on the Grantee executing the Restricted Stock Award Agreement. The terms and conditions of each such Agreement, including any applicable purchase price, shall be determined by the Stock Option Committee, and such terms and conditions may differ among individual Awards and Grantees.

(b) Rights as a Stockholder.  Upon execution of the Restricted Stock Award Agreement and payment of any applicable purchase price, a Grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to any conditions contained in the Restricted Stock Award Agreement. Unless the Option Committee shall otherwise determine, certificates evidencing the Restricted Stock shall not be issued to the Grantee until such Restricted Stock is vested as provided in Section 6(d) below, and the Grantee shall be required, as a condition of the grant, to deliver to the Company a stock power for the Restricted Stock, endorsed in blank.

(c) Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. If a Grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, or if other conditions specified in the Restricted Stock Agreement are not satisfied within the time or times allowed therefore, the Company shall have the right to repurchase from the Grantee or the Grantee’s legal representative at its original purchase price specified in the Restricted Stock Agreement any such Restricted Stock that has not yet vested.

(d) Vesting of Restricted Stock.  The Option Committee at the time of grant shall specify the date or dates and/or the pre-established performance goals, objectives and other conditions upon the attainment or satisfaction of which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Option Committee either in the Restricted Stock Award Agreement or, subject to Section 11 below, in writing after the Award Agreement is issued, a Grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the Grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company’s right of repurchase as provided in Section 6(c) above.

7.	Adjustment Upon Changes in Capitalization

(a) If the shares of the Company’s Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to this Plan, and in the number, kind and per share exercise price of shares subject to unexercised Options or Restricted Stock Awards or portions thereof granted under this Plan prior to any such change. In any event of any such adjustment in an outstanding Option or Restricted Stock Award, the Grantee thereafter shall have the right to purchase the number of shares under such Option or Restricted Stock Award at the per share price, as so adjusted, which the Optionee could have purchased at the total purchase price applicable to the Option or Restricted Stock Award immediately prior to such adjustment.

(b) Adjustments under this Section 7 shall be determined by the Option Committee and such determinations shall be conclusive. The Option Committee shall have discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any Option or portion thereof shall become exercisable or any Restricted Stock shall vest. No fractional shares of Common Stock shall be issued under this Plan on account of any adjustment specified above.

8.	Effect of Certain Transactions

Except as set forth below, in the case of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation in which the Company is acquired by another entity or in which the Company is not the surviving corporation, or (iii) the sale of all or substantially all of the assets of the Company to another corporation, this Plan and the Options issued hereunder shall terminate on the effective date of such transaction, unless provision is made in connection with such transaction for the assumption of Options theretofore granted under this Plan, or the substitution for such Options of new options of the successor corporation or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price, as provided in Section 7. Optionees shall be given at least 15 days prior written notice of such termination. In the event of such termination, outstanding Options shall be exercisable in full for at least fifteen days prior to the date of such termination whether or not otherwise exercisable during such period.

9.	Forfeiture for Dishonesty or Other Cause

Notwithstanding anything to the contrary in this Plan or in any Option or Restricted Stock Award Agreement, if the Grantee’s employment or other service relationship with the Company or its Subsidiaries is terminated by the Company or any Subsidiary for “cause” in accordance with the provisions of any applicable employment or other written agreement or, in the absence of any such agreement, if the Grantee is otherwise terminated by the Company or any Subsidiary for “cause” in accordance with any applicable provisions of the by-laws of the Company or such Subsidiary, as the case may be, or if the Company’s Board of Directors otherwise determines that the Grantee has materially violated any other obligation or covenant to the Company or any Subsidiary that the Grantee was required to fulfill or satisfy, then the Grantee shall forfeit all Options and rights to shares of Restricted Stock that have been previously awarded to the Grantee under this Plan and remain unexercised or restricted, if any, as of the date of such termination of the Grantee or such determination by the Company’s Board of Directors as the case may be.

10.	Release of Financial Information

A copy of the Company’s annual report to stockholders shall be delivered to each Grantee of an Award hereunder at the time such report is distributed to the Company’s stockholders. Upon request, the Company shall furnish to each Grantee a copy of its most recent annual report and each quarterly report and current report filed with the SEC under the 1934 Act since the end of the Company’s prior fiscal year.

11.	Amendment of the Plan

The Board of Directors of the Company may amend this Plan at any time, and from time to time, subject to any required regulatory approvals and to the limitation that, except as provided in Sections 7 and 8 hereof, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable laws and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:

(a) increase the number of shares of Restricted Stock which may be granted or of shares of Common Stock as to which Options may be granted under this Plan;

(b) change in substance Section 4 hereof relating to eligibility to participate in this Plan;

(c) change the minimum Option price;

(d) increase the maximum term of Options provided herein; or

(e) otherwise materially increase the benefits accruing to participants under the Plan.

Except as provided in Sections 7 and 8 hereof, rights and obligations under any Option or Restricted Stock Award granted before any amendment of this Plan shall not be altered or impaired by such amendment, except with the consent of the Grantee.

12.	Non-Exclusivity of this Plan

Neither the adoption of this Plan by the Board of Directors of the Company nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangement may be either applicable generally or only in specific cases.

13.	Government and Other Regulations; Governing Law

(a) The obligation of the Company to sell and deliver shares of Common Stock with respect to Options and Restricted Stock Awards granted under this Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Option Committee.

(b) This Plan shall be governed by Massachusetts law, except to the extent that such law is preempted by federal law.

(c) This Plan is intended to comply with the applicable provisions of the regulations of the SEC adopted under Section 16 of the 1934 Act. Any provision inconsistent with such provisions shall be inoperative and shall not affect the validity of this Plan.

(d) It is the understanding of the Company’s Board of Directors that the Options and Restricted Stock that may be granted under the Plan do not constitute a deferral of compensation subject to Section 409A of the Code and the guidance promulgated by the United States Department of the Treasury thereunder. In any event, however, if and to the extent that any provision contained in this Plan or any related Option Agreement or Restricted Stock Award Agreement is inconsistent with said Section 409A and such guidance, such provision shall be inoperative and shall not affect the validity of this Plan or any such Option or Restricted Stock Award Agreement.

14.	Effective Date of Plan; Stockholder Approval

This Plan shall become effective upon its adoption by the Board of Directors of the Company, subject to the approval of the Company’s stockholders in accordance with applicable laws and regulations at an annual or special meeting held within twelve months of approval of this Plan by the Board of Directors. No Options granted under this Plan prior to such stockholder approval may be exercised and no Restricted Stock may be issued under this Plan until such approval has been obtained. No Option or Restricted Stock Award may be granted under this Plan after the tenth anniversary of the adoption of this Plan by the Board of Directors.

LSBCM-PS-06

          LSB CORPORATION

[ ]	Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

The Board of Directors recommends a vote FOR the listed nominees.	2. Election of one Class C Director for a two-year term.
1. Election of three Class A Directors for a three-year term.

	For	Withhold		For	Withhold
01 - Thomas J. Burke	[ ]	[ ]	04 - Gerald T. Mulligan	[ ]	[ ]

	For	Withhold
02 - Marsha A. McDonough	[ ]	[ ]

	For	Withhold
03 - Kathleen Boshar Reynolds	[ ]	[ ]
B Issues
The Board of Directors recommends a vote FOR the following proposals.

3. Approval and Ratification of the LSB Corporation 2006 Stock Option and Incentive Plan.	For [ ]	Against [ ]	Abstain [ ]

4. Ratification of the appointment of KPMG LLP as LSB Corporation’s independent registered public accounting firm for the fiscal year 2006.	For [ ]	Against [ ]	Abstain [ ]
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournments or postponements thereof.
C   Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please be sure to sign and date this Proxy. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy

LSB CORPORATION
Annual Meeting of Stockholders to be held May 2, 2006
Proxy Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Gerald T. Mulligan and Michael J. Ecker, and each of them, as true and lawful proxies, with full power of substitution, on behalf of the undersigned, to attend the Annual Meeting of Stockholders of LSB Corporation at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, on May 2, 2006 at 10:00 a.m., and any adjournments or postponements thereof (the “Annual Meeting”), and thereat to vote all shares of Common Stock, par value $0.10 per share, of LSB Corporation standing in the name of the undersigned, with all the powers which the undersigned would possess if personally present at the Annual Meeting, hereby revoking all previous proxies. In their discretion, the proxies are further authorized to vote upon such other matters as may properly come before the Annual Meeting. Each of such proxies, or his substitute, shall have and may exercise all the powers granted herein. This proxy is revocable at any time before it is voted by giving written notice of such revocation to the Secretary of LSB Corporation, or by signing and duly delivering a proxy bearing a later date or by attending the Annual Meeting and voting in person. The undersigned reserves the right to attend the Annual Meeting and to vote in person.
THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2, 3 AND 4.
THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.
The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 2, 2006, the accompanying Proxy Statement and the 2005 Annual Report to Stockholders.
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.